Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE July 27, 2006

FreightCar America, Inc. reports record performance with second quarter net income per diluted share of $2.86 on sales of $365.4 million.

Chicago, IL, July 27, 2006 – FreightCar America, Inc. (NASDAQ: RAIL) today reported financial results for the three months ended June 30, 2006. For the second quarter of 2006, sales were $365.4 million and net income attributable to common stockholders was $36.6 million, or $2.86 per diluted share. In comparison, for the second quarter of 2005, the Company had sales of $230.7 million and net income attributable to common stockholders of $9.1 million, or $0.76 per diluted share.

After giving effect to the Company’s initial public offering and the related transactions, pro forma earnings per share were $2.86 on a fully diluted basis for the three months ended June 30, 2006, compared to pro forma earnings per share of $0.90 on a fully diluted basis for the same period in 2005. Pro forma earnings per share is a non-GAAP financial measure. A reconciliation of the Company’s net income per common share attributable to common stockholders to pro forma earnings per share is set forth in the supplemental disclosure attached to this press release.

Net income for the second quarter of 2006 was $36.6 million, compared to net income of $9.1 million for the second quarter of 2005. EBITDA was $59.0 million in the second quarter of 2006, compared with EBITDA of $18.4 million in the second quarter of 2005. The improvement in EBITDA reflects increased sales volume, operating leverage attributable to higher volume, improved productivity, and the impact of pass-through of increases in material costs to our customers with respect to all of our railcar deliveries. EBITDA is a non-GAAP financial measure. A reconciliation of the Company’s net income to EBITDA is set forth in the supplemental disclosure attached to this press release.

“Our record earnings performance reflects the outstanding achievements of our management team. We have continued to increase plant productivity at all production facilities, which has enabled us to improve operating leverage while maintaining high quality standards. Our strong relationships with suppliers have allowed us to maintain timely deliveries of materials and components to our plants,” said John E. Carroll, Jr., President and CEO.

“Orders for new railcars totaled 3,763 units in the second quarter of 2006, up from 1,031 units ordered in the first quarter of 2006, compared with orders of 5,104 units for the same period in 2005. The backlog of unfilled orders was 16,846 units at June 30, 2006, compared with 17,794 units at March 31, 2006 and 15,867 units at June 30, 2005.”

“Given our strong balance sheet and ability to generate significant cash flow, we are diligently reviewing strategic initiatives to further enhance shareholder value, including revenue enhancement and cost reduction opportunities.”

For the six months ended June 30, 2006, sales were $658.2 million and net income attributable to common stockholders was $58.0 million, or $4.54 per diluted share. In comparison, for the six months ended June 30, 2005, the Company had sales of $396.5 million and net income attributable to common stockholders of $10.7 million, or $1.11 per diluted share. Pro forma earnings per share and EBITDA amounts for the six months ended June 30, 2006 and 2005, are shown on the attached statements and schedules.

The Company will host a conference call on Thursday, July 27, 2006 at 10:00 a.m. (Eastern Daylight Time) to discuss the Company’s second quarter financial results. To participate in the conference call, please dial (888) 423-3281. Interested parties are asked to dial in approximately 10 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 1:30 p.m. (Eastern Daylight Time) on Thursday, July 27, 2006 until 11:59 p.m. (Eastern Daylight Time) on August 2, 2006. To access the replay, please dial (800) 475-6701. The replay pass code is 836292. An audio replay of the call will also be available on the Company’s website for at least one week following the earnings call.

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about FreightCar America is available on its website at www.freightcaramerica.com.

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2006	December 31, 2005
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$143,080	$61,737
Accounts receivable, net	15,988	3,854
Inventories	113,101	75,089
Deposits and other current assets	4,613	4,033
Deferred income taxes	10,205	9,410

Total current assets	286,987	154,123

Property, plant and equipment, net	22,597	23,889
Deferred financing costs, net	535	688
Intangible assets, net	12,539	12,834
Goodwill	21,521	21,521
Deferred income taxes	12,741	12,227

Total assets	$356,920	$225,282

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$119,542	$59,514
Current portion of long-term debt	67	70
Accrued payroll and employee benefits	13,172	13,015
Accrued pension costs	10,174	10,174
Income taxes payable	11,043	4,235
Accrued warranty	10,551	7,878
Other current liabilities	4,757	3,885

Total current liabilities	169,306	98,771

Long-term debt, less current portion	56	154
Accrued pension costs, less current portion	11,119	11,693
Accrued postretirement benefits	23,565	22,465

Total liabilities	204,046	133,083

Commitments and contingencies

Stockholders’ equity
Preferred stock	—	—
Common stock	126	126
Additional paid in capital	97,389	93,932
Accumulated other comprehensive loss	(5,556)	(5,556)
Retained earnings	60,915	3,697

Total stockholders’ equity	152,874	92,199

Total liabilities and stockholders’ equity	$356,920	$225,282

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Sales	$365,417	$230,714	$658,210	$396,519
Cost of sales	299,824	206,539	551,483	358,976

Gross profit	65,593	24,175	106,727	37,543

Selling, general and administrative expense	8,232	7,733	16,528	13,809
Provision for settlement of labor disputes (selling, general and administrative expense)	—	—	—	370

Operating income	57,361	16,442	90,199	23,364

Interest income	(1,230)	(239)	(1,932)	(342)
Related-party interest expense	—	1,346	—	3,253
Third-party interest expense	85	690	168	964
Interest expense and related accretion on rights to additional acquisition consideration	—	4,823	—	6,382
Write-off of deferred financing costs	—	439	—	439
Amortization of deferred financing costs	77	89	153	184

Income before income taxes	58,429	9,294	91,810	12,484
Income tax provision	21,828	149	33,836	1,425

Net income	36,601	9,145	57,974	11,059
Redeemable preferred stock dividends accumulated	—	31	—	311

Net income attributable to common stockholders	$36,601	$9,114	$57,974	$10,748

Net income per common share attributable to common stockholders – basic	$2.91	$0.76	$4.62	$1.11

Net income per common share attributable to common stockholders – diluted	$2.86	$0.76	$4.54	$1.11

Weighted average common shares outstanding - basic	12,574,372	11,972,260	12,554,399	9,715,020

Weighted average common shares outstanding - diluted	12,787,789	11,988,740	12,779,947	9,723,306

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2006	2005
	(In thousands)
Cash flows from operating activities
Net income	$57,974	$11,059
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	3,722	3,727
Amortization and write-off of deferred financing costs	153	623
Loss on disposal of equipment	5	—
Accretion of deferred revenue	—	513
Non-cash interest expense related to Senior Notes and rights to additional acquisition consideration	—	9,635
Deferred income taxes	(1,309)	1,238
Stock-based compensation expense	1,217	69
Changes in operating assets and liabilities:
Accounts receivable	(12,134)	(1,055)
Inventories	(38,012)	3,099
Deposits and other current assets	(580)	(2,802)
Accounts payable	60,028	(11,906)
Other accrued liabilities	4,304	7,371
Income tax payable/receivable	6,808	—
Deferred revenue, long-term	—	(337)

Net cash flows provided by operating activities	82,176	21,234

Cash flows from investing activities
Restricted cash withdrawals, net	—	12,955
Purchases of property, plant and equipment	(2,216)	(5,330)

Net cash flows (used in) provided by investing activities	(2,216)	7,625

Cash flows from financing activities
Payments on long-term debt	(101)	(58,964)
Issuance of common stock, net of issuance costs	1,044	87,322
Excess tax benefit from stock-based compensation	1,196	—
Redemption of preferred stock and payment of accumulated dividends	—	(13,000)
Payments of additional acquisition consideration	—	(34,963)
Cash dividends paid to stockholders	(756)	—

Net cash flows provided by (used in) financing activities	1,383	(19,605)

Net increase in cash and cash equivalents	81,343	9,254
Cash and cash equivalents at beginning of period	61,737	11,213

Cash and cash equivalents at end of period	$143,080	$20,467

Supplemental cash flow information
Cash paid for:
Interest	$270	$55,637

Income taxes	$27,141	$—

Non-cash transactions:
Capital lease obligations incurred for equipment	$—	$39

FreightCar America, Inc.

Supplemental Disclosure I

Reconciliation of net income per common share

attributable to common stockholders to

pro forma earnings per share(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Net income per common share attributable to common stockholders - basic	$2.91	$0.76	$4.62	$1.11

Net income per common share attributable to common stockholders - diluted	$2.86	$0.76	$4.54	$1.11

Net income attributable to common stockholders	$36,601	$9,114	$57,974	$10,748
Related-party interest expense	—	1,346	—	3,253
Third-party interest expense	—	690	—	964
Write-off of deferred financing costs	—	439	—	439
Fees for termination of management services agreements (selling, general and administrative expense)	—	900	—	900
Tax effects of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements	—	(1,229)	—	(2,022)
Interest expense and related accretion on rights to additional acquisition consideration	—	4,823	—	6,382
Tax effect of interest expense and related accretion on rights to additional acquisition consideration	—	(4,820)	—	(5,326)
Redeemable preferred stock dividends accumulated	—	31	—	311

Adjusted net income attributable to common stockholders	$36,601	$11,294	$57,974	$15,649

Pro forma earnings per share – basic	$2.91	$0.90	$4.62	$1.25

Pro forma earnings per share – diluted	$2.86	$0.90	$4.54	$1.25

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(In thousands, except share and per share data)
Weighted average common shares outstanding - basic (prior to adjustments)	12,574,372	11,972,260	12,554,399	9,715,020

Effect of common shares issued in the initial public offering, as if the transaction occurred on the first day of the respective period	—	560,440	—	2,817,680

Weighted average common shares outstanding - basic (following adjustments)	12,574,372	12,532,700	12,554,399	12,532,700

Dilutive effect of options and awards granted under the 2005 Long-Term Incentive Plan, as if the options and awards were granted on the first day of the respective period	213,417	18,514	225,548	18,514

Weighted average common shares outstanding - diluted (following adjustments)	12,787,789	12,551,214	12,779,947	12,551,214

(1)	Pro forma earnings per share represents the Company’s net income per common share attributable to common stockholders as adjusted to give effect to: (1) the issuance of stock options and restricted share awards under the 2005 Long-Term Incentive Plan; (2) the completion of the Company’s initial public offering on April 11, 2005; and (3) the related transactions involving uses of the offering proceeds. The adjustments relating to the Company’s initial public offering and the related transactions reflect: (i) the increase in the number of weighted average shares as a result of the issuance of the new shares sold in the offering; (ii) the removal from the calculation of net income of interest expense relating to the Company’s term loan, senior notes and PIK notes, rights to additional acquisition consideration and industrial revenue bonds that the Company is no longer obligated to pay as a result of the repayment in full of such obligations with the proceeds from the offering; (iii) the removal from the calculation of net income of the write-off of deferred financing costs and fees for termination of management services agreements in connection with the offering; (iv) the redemption of the Company’s preferred stock with the proceeds from the offering; (v) the tax effects of the removal of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements from the calculation of net income; and (vi) the tax effect of interest expense and related accretion on rights to additional acquisition consideration, which expense became deductible for tax purposes upon payment of the additional acquisition consideration with the proceeds from the offering. The Company believes that pro forma earnings per share information is useful to investors because it illustrates the effect on the Company’s financial results of the completion of the Company’s initial public offering and the related transactions. Since the offering and the related transactions involved changes to the Company’s capital structure and the repayment of all of the Company’s outstanding debt obligations (eliminating for future periods certain expenses that the Company historically had been obligated to pay), the Company believes that pro forma earnings per share will allow investors to more effectively compare the Company’s financial results prior to and after the offering. Pro forma earnings per share is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider pro forma earnings per share in isolation or as a substitute for earnings per share calculated in accordance with U.S. GAAP. Our calculation of pro forma earnings per share is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Supplemental Disclosure II

Reconciliation of net income to EBITDA(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(In thousands)
Net income	$36,601	$9,145	$57,974	$11,059
Income tax provision	21,828	149	33,836	1,425
Related-party interest expense	—	1,346	—	3,253
Third-party interest expense	85	690	168	964
Interest expense and related accretion on rights to additional acquisition consideration	—	4,823	—	6,382
Interest income	(1,230)	(239)	(1,932)	(342)
Amortization of deferred financing costs	77	89	153	184
Write-off of deferred financing costs	—	439	—	439
Amortization of intangible assets	147	148	295	295
Depreciation	1,524	1,767	3,427	3,432

EBITDA	59,032	18,357	93,921	27,091

(1)	EBITDA represents net income before income tax expense, interest expense, net, amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.